UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2006

ING Life Insurance and Annuity Company

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(Exact name of registrant as specified in its charter)

CONNECTICUT

(State of Incorporation)

333-86276, 333-86278, 333-123934, 333-130827, 333-130833

(Commission File Numbers)

#71-0294708

(IRS Employer Identification Number)

151 Farmington Avenue, Hartford, CT06156

(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code      860-723-4646

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

THIS FILING IS MADE IN ACCORDANCE WITH ITEM NO. 1.01 OF SECTION 1 OF FORM 8-K:

Item 1.01	Entry into a Material Definitive Agreement.

On January 20, 2006, ING Life Insurance and Annuity Company (“ILIAC”) entered into a Joinder Agreement (the “Joinder”) with ING America Insurance Holdings, Inc. (“ING AIH”), a Delaware corporation and indirect parent of ILIAC. The Joinder adds ILIAC as a party to the Federal Tax Sharing Agreement between ING AIH and those direct and indirect subsidiaries of ING AIH that are eligible corporations qualified to file a consolidated federal income tax return (the “Tax Sharing Agreement”), for the taxable year 2006 and for all subsequent periods unless and until the Tax Sharing Agreement is amended or terminated in accordance with its terms. The Tax Sharing Agreement provides for the manner of computation and timing of payments by and to each ING AIH subsidiary that is a party to the Tax Sharing Agreement with respect to each such subsidiary’s tax liabilities and tax assets in relation to the consolidated federal income tax returns of the ING AIH affiliated group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ING Life Insurance and Annuity Company

(Registrant)

Date: January 25, 2006	/s/James A. Shuchart
James A. Shuchart